EXHIBIT 10.61

2012 MANAGEMENT INCENTIVE PLAN

I.              PURPOSE

The US Ecology, Inc. 2012 Management Incentive Plan (“Plan”) provides a variable component of compensation for certain employees of US Ecology, Inc. and its United States operating facilities (collectively “Company”) for achievement of objectives set by the US Ecology, Inc. Board of Directors during the 2012 calendar year (“Plan Year”).  The Plan is designed to align the interests of employees with those of stockholders and attract, motivate and retain management critical to the long-term success of the Company.

II.            ADMINISTRATION

The administrator of the Plan shall be the Compensation Committee of US Ecology, Inc.’s Board of Directors (“Administrator”).  The Administrator, or its designee, shall have full power, discretion and authority to, among other things, interpret the Plan and verify all amounts paid under the Plan and establish rules and procedures for its administration, as deemed necessary and appropriate.  The Administrator may rely on opinions, reports or statements of officers of US Ecology, Inc., public accountants and other professionals.  The calculation of any amounts to be paid under the Plan shall be performed by US Ecology, Inc.’s Chief Financial Officer and submitted by US Ecology, Inc.’s Chief Executive Officer (“CEO”) to the Administrator for approval. Any interpretation of the Plan or act of the Administrator, or its designee, in administering the Plan shall be final and binding, unless the CEO requests review of any finding or interpretation of the Administrator by the Board of Directors of US Ecology, Inc., in which case the Board of Directors’ finding or interpretation shall be final and binding.

No member of the Board of Directors of US Ecology, Inc. shall be liable for any action, interpretation or construction made in good faith with respect to the Plan.  US Ecology, Inc. shall indemnify, to the fullest extent permitted by law, each member of its Board of Directors who may become liable in any civil action or proceeding with respect to decisions made relating to the Plan.

III.           ELIGIBILITY

Eligibility to participate in the Plan is limited to designated employees of the Company (each a “Participant”) and shall be evidenced by a letter from the CEO. The CEO shall submit, no less than annually, a list of participants and participation levels to the Administrator. Participation in the Plan does not guarantee participation (at all or at the same or similar level) in any subsequent plan or performance period.

To be eligible to receive an award under the Plan, a Participant must have been employed by the Company on a full-time basis during the Plan Year and, except in the event of a Participant’s death, on the date of any payment under the Plan.  For the sake of clarity, a Participant whose employment has been terminated, for any reason whatsoever (except for death), prior to payment under the Plan, shall not be eligible to receive a payment hereunder, except as may be approved by the CEO.

a.     New Hire/ Rehire — A Participant whose employment with the Company began during the Plan Year shall be eligible for an award on a pro-rata basis, provided the CEO has approved participation and other conditions of the Plan are satisfied.  An award will be pro-rated based upon the number of calendar days the Participant is employed in an eligible position during the Plan Year.  In the case of rehires, there shall be no credit for prior service.

b.     Leave of Absence — A Participant who is absent from full-time employment with the Company for more than thirteen consecutive weeks of the Plan Year shall not be eligible for payment under the Plan; unless the CEO approves participation in writing.

c.     Promotion — If a Participant is promoted to an eligible position or from one eligible position to another eligible position (with a higher award potential) during the Plan Year, a pro-rated award will be calculated by factoring the number of calendar days in each eligible position and considering the Target Incentive during the Participant’s tenure in each position.

d.     Demotion — If a Participant is demoted from an eligible position during the Plan Year, such Participant shall be deemed ineligible for receipt of any payments under the Plan; unless otherwise approved in writing by the CEO.

e.     Removal from Plan — A Participant may be removed from the Plan or an award adjusted, including elimination of any right to an award under the Plan, for insubordination, misconduct, malfeasance, or any formal disciplinary action taken by the Company during the Plan Year or prior to payment.

IV.           INCENTIVE AWARD

Prior to the beginning of the Plan Year or at the time of employment (whichever is later), the CEO shall establish and the Administrator shall approve the objectives (each a “Plan Objective”) that must be achieved for a Participant to receive payment of all or a portion of his/her target incentive amount, which amount is the product of the Participant’s annual salary and an established percentage (“Target Incentive”), except that the Plan Objectives and Target Incentives for the  executive officers of US Ecology, Inc. shall be established by US Ecology, Inc.’s Board of Directors.

Payments under the Plan, if any, shall be made to a Participant upon certification by the CEO that such payments are authorized by the Administrator and all applicable criteria have been satisfied.  Payments shall be made within a reasonable time after approval and availability of US Ecology, Inc.’s final audited Plan Year financial statements.

V.            PLAN OBJECTIVES

Plan Objectives fall into one of three categories:  a) Financial (80% of Target Incentive), b) Health and Safety (10% of Target Incentive), and c) Compliance (10% of Target Incentive).  Plan Objectives are independent and mutually exclusive from each other, so that the applicable percentage of the Target Incentive may be earned if one Plan Objective is met, even if the threshold performance is not met for another Plan Objective.

a.     Financial — The Financial Plan Objective is based on US Ecology, Inc.’s consolidated 2012 budgeted operating income (“Consolidated Operating Income Target”) and, for some designated Participants, the 2012 budgeted operating income will include an operating income target for the site at which the Participant is employed (“Site Operating Income Target”) (each an “Operating Income Target”). Achievement will be determined by comparing actual financial results (based on audited financial information) to the actual Operating Income Targets achieved.  For a Participant employed at the corporate office, achievement of the Consolidated Operating Income Target will be weighted at 80% of his/her Target Incentive.  For a Participant employed at an operating facility, achievement of the Consolidated Operating Income Target will be weighted at 50% of his/her Target Incentive and achievement of the Site Operating Income Target at 30%.

The Consolidated Operating Income Target shall be determined as follows:

Consolidated Operating Income
Plus:	Target Incentive earned and budgeted to all Participants, assuming each Plan Objective is achieved at 100% of target
Plus/Minus:	Other expense/income excluded by Administrator
Equals	Consolidated Operating Income Target

The Site Operating Income Target shall be determined as follows:

Site Operating Income
Plus:	Target Incentive earned and budgeted to all Participants employed at the site, assuming each Plan Objective is achieved at 100% of target
Plus/Minus:	Other expense/income excluded by Administrator
Equals	Site Operating Income Target

The Administrator, in its sole discretion, may include or exclude certain non-recurring or special transactions for purposes of determining the amount of an award under the Plan unless the CEO requests a review of the Administrator’s inclusion or exclusion by US Ecology, Inc.’s Board of Directors, in which case the Board of Directors’ finding or interpretation shall be final and binding.

The portion of a Participant’s Target Incentive he or she may receive based on operating income results (“Finance Target Incentive”) is scalable. For every percentage point achievement over 85% of an Operating Income Target, up to and including 99% (rounded to the nearest percentage), a Participant shall earn 5% of the respective Finance Target Incentive.  Upon 100% achievement of an Operating Income Target, 100% of the respective Finance Target Incentive shall be available to a Participant.  For the sake of clarity, the 1% increase in achievement of an Operating Income Target from 99% to 100% shall result in an increase from 70% to 100% of the respective Finance Target Incentive.

By way of example, a Participant with an annual base salary of $100,000 who has a Target Incentive of 35%, and whose metric includes both a Consolidated Operating Income Target  and a Site Operating Income Target, would receive the following amounts based on various levels of achievement. For this example, the Consolidated Operating Income Target is weighted at 50% of the Target Incentive and Site Operating Income Target is weighted at 30%.

EXAMPLE

CONSOLIDATED OPERATING INCOME TARGET				SITE OPERATING INCOME TARGET
(WEIGHTED 50% OF TARGET INCENTIVE)				(WEIGHTED 30% OF TARGET INCENTIVE)
Achievement	% of Award	Cumulative	Payout	Achievement	% of Award	Cumulative	Payout
85%	0%	0%	$0	85%	0%	0%	$0
86%	5%	5%	$875	86%	5%	5%	$525
87%	5%	10%	$1,750	87%	5%	10%	$1,050
88%	5%	15%	$2,625	88%	5%	15%	$1,575
89%	5%	20%	$3,500	89%	5%	20%	$2,100
90%	5%	25%	$4,375	90%	5%	25%	$2,625
91%	5%	30%	$5,250	91%	5%	30%	$3,150
92%	5%	35%	$6,125	92%	5%	35%	$3,675
93%	5%	40%	$7,000	93%	5%	40%	$4,200
94%	5%	45%	$7,875	94%	5%	45%	$4,725
95%	5%	50%	$8,750	95%	5%	50%	$5,250
96%	5%	55%	$9,625	96%	5%	55%	$5,775
97%	5%	60%	$10,500	97%	5%	60%	$6,300
98%	5%	65%	$11,375	98%	5%	65%	$6,825
99%	5%	70%	$12,250	99%	5%	70%	$7,350
100%	30%	100%	$17,500	100%	30%	100%	$10,500

Assuming 90% achievement of the Consolidated Operating Income Target and 95% of the Site Operating Income Target, the Participant in this example would be entitled to $9,625, calculated as follows:

	CONSOLIDATED OPERATING INCOME TARGET	SITE OPERATING INCOME TARGET	TOTAL
Annual Salary	$100,000	$100,000
Target Incentive	x 35%	x 35%
Target Incentive Award	$35,000	$35,000
Financial Objective Weight	x 50%	x 30%
Weighted Target Incentive Award	$17,500	$10,500
Cumulative Award Percent Earned	x 25%	x 50%
Earned Award	$4,375	$5,250	$9,625

If the Consolidated Operating Income Target or Site Operating Income Target is exceeded, a Participant shall be eligible for an additional amount, calculated by multiplying the Participant’s annual salary by a stated percentage (“Excess Percentage”) for every 1%, or fraction thereof, over the respective Operating Income Target and the resulting product by the respective Operating Income Target weight (“Additional Finance Incentive”).  Continuing with the example above and assuming instead a 105% achievement of the Consolidated

Income Target and an Excess Percentage of 1.25%, the Participant would be entitled to $25,875 calculated as follows:

	CONSOLIDATED OPERATING INCOME TARGET	SITE OPERATING INCOME TARGET	TOTAL

FINANCE TARGET INCENTIVE
Annual Salary	$100,000	$100,000
Target Incentive	x 35%	x 35%
Target Incentive Award	$35,000	$35,000
Financial Objective Weight	x 50%	x 30%
Weighted Finance Target Incentive Award	$17,500	$10,500
Cumulative Award Percent Earned	x 100%	x 50%
	$17,500	$5,250

ADDITIONAL FINANCE INCENTIVE
Annual Salary	$100,000	$100,000
Cumulative Excess Percentage (5 x 1.25%)	x 6.25%	x 0%
Additional Finance Incentive Award	$6,250	$0
Financial Objective Weight	x 50%	x 30%
Weighted Additional Finance Incentive Award	$3,125	$0

Finance Target Incentive	$17,500	$5,250
Additional Finance Incentive	$3,125	$0

Earned Award	$20,625	$5,250	$25,875

b.     Health and Safety - The metrics for this Plan Objective are identified below and are weighted cumulatively at 10% of a Participant’s Target Incentive and individually at 2.5%.  Each metric is independent and mutually exclusive from the other metrics, so that a percentage of the Target Incentive related to Health and Safety (“Health and Safety Target Incentive”) may be earned independent of achievement of any other Health and Safety metric or other Plan Objective.

i.              Training Hours (2.5% Weight) — The Target Incentive related to Training Hours shall be earned on a sliding scale based on the number of training hours conducted during the Plan Year by the site at which a Participant is employed or, for some Participants, by the Company as a whole.

ii.           OSHA Designation (2.5% Weight) — The Target Incentive related to OSHA designation shall be earned if the site at which the Participant is employed maintains its OSHA designation (e.g. STAR and SHARP) as determined on December 31, 2011 or, for some

Participants, if each of US Ecology, Inc.’s operating facilities maintains its respective OSHA or other specified designation.

iii.        Total Case Rate (“TCR”) (2.5% Weight) — The Target Incentive related to TCR shall be earned if Company-wide objective is achieved as determined by the CEO and reviewed by the Administrator.

iv.       Days Away Restricted Time (“DART”) (2.5% Weight) — The Target Incentive related to DART shall be earned if Company-wide objective is achieved as determined by the CEO and reviewed by the Administrator.

c.     Compliance — The metric for this Plan Objective is the avoidance of Notices of Violation or Enforcement with monetary penalties during the Plan Year and is weighted at 10% of a Participant’s Target Incentive.  The Target Incentive related to Compliance (“Compliance Target Incentive”) shall be earned on a sliding scale based on the dollar amount of a monetary penalty paid (or accrued under generally accepted accounting principles — “GAAP”) in the Plan Year by the site at which a Participant is employed or, in some cases, the total dollar amount of all monetary penalties paid (or accrued under GAAP) in the Plan Year by each of the US Ecology, Inc. operating facilities or the Company as a whole.  This metric is independent so that a percentage of the Compliance Target Incentive may be earned independent and mutually exclusive of achievement of any other Plan Objective.

The CEO will establish in writing a schedule for each Participant, setting forth the applicable Plan Objectives, targets, weights and such other information as may be determined (attached hereto as Exhibit A).

VI.           MISCELLANEOUS

a.     Interests Not Transferable — Any interests of a Participant under the Plan may not be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of decent and distribution.  Notwithstanding the foregoing, if a Participant dies during the Plan Year, or prior to payment of an award, then a pro-rata portion of the award that would otherwise be paid to such deceased Participant based on the number of calendar days employed in an eligible position during the Plan Year shall be paid to the deceased’s beneficiary, as designated in writing by such Participant (attached hereto as Exhibit B); provided however, that if the deceased Participant has not designated a beneficiary  then such amount shall be payable to the deceased Participant’s estate.  Payment to a Participant’s estate or beneficiary pursuant hereto shall be made in at the time other Participants are paid.

b.     Withholding Taxes — The Company shall withhold from any amounts payable under the Plan applicable withholding including federal, state, city and local taxes, FICA and Medicare as shall be legally required.  Additionally, the Company will withhold from any amounts payable under the Plan, the applicable contribution for the Participant’s 401(k) Savings and Retirement Plan as defined in the US Ecology, Inc. 401(K) Plan description protected under ERISA.

c.     No Right of Employment — Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

d.     No Representations — The Company does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in the Plan.

e.     Section Headings — The section headings contained herein are for convenience only and, in the event of any conflict, the text of the Plan, rather than the section headings, will control.

f.      Severability — In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

g.     Invalidity — If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision shall be reformed so that it is valid, and such invalidity or unenforceability  shall not affect any other provision or part hereof.

h.     Applicable Law — Except to the extent superseded by the laws of the United States, the laws of the State of Idaho, without regard to its conflicts of laws principles, shall govern in all matters relating to the Plan.

i.      Effective on Other Plans — Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirements or other employee benefit plan are governed solely by the terms of each of such plans.

j.      Effective Date — The Plan is effective as of January 1, 2012.

EXHIBIT A

EXAMPLE INCENTIVE SCHEDULE - SITE

Participant

John Smith

Position

General Manager

Site

US Ecology Arizona, Inc.

Target Incentive (expressed as a percentage of Base Salary): 35%

Excess Percentage (expressed as a percentage of Base Salary): 1.25%

Plan Objectives/ Weight/ Target Amount

a.     Financial (80% of Target Incentive)

i.      Consolidated Operating Income Target (50%) — $25,000,000

ii.     Site Operating Income Target (30%) — $10,000,000

b.     Health and Safety (10% of Target Incentive) (Site)

i.      Training Hours (2.5%) — 500

Scalable at percentage of completion, but with a minimum threshold of 85% of target (complete 420 hours or 84% of target - receive 0% of 2.5%) (complete 450 hours or 90% of target - receive 90% of 2.5%)

ii.     OSHA Designation (2.5%) (Site) — Maintain SHARP status

iii.    TCR (2.5%) (Corporate) — 3.70

iv.    DART (2.5%) (Corporate) —  1.99

c.     Compliance (10% of Target Incentive) (Site)

Monetary Penalty	% of Compliance Target Incentive
$0 - $25,000	100%

$25,001 — $50,000	50%

Over $50,000	0%

EXAMPLE INCENTIVE SCHEDULE - CORPORATE

Participant

Jane Doe

Position

Accounting Manager

Site

Corporate

Target Incentive (expressed as a percentage of Base Salary): 10%

Excess Percentage (expressed as a percentage of Base Salary): 1.25%

Plan Objectives/ Weight/ Target Amount

a.     Financial (80% of Target Incentive)

i.      Consolidated Operating Income Target (80%) — $25,000,000

ii.     Site Operating Income Target (0%) — N/A

b.     Health and Safety (10% of Target Incentive) (Company-wide)

i.      Training Hours (2.5%) (Company-wide) — 2,500

Scalable at percentage of completion, but with a minimum threshold of 85% of target (complete 2,100 hours or 84% of target - receive 0% of 2.5%) (complete 2,250 hours or 90% of target - receive 90% of 2.5%)

ii.     Safety and Health Designation (2.5%) (Company-wide) — Maintain all existing VPP and SHARP status at all US Ecology sites.

iii.    TCR (2.5%) (Company-wide) — 3.70

iv.    DART (2.5%) (Company-wide) — 1.99

c.     Compliance (10% of Target Incentive) (Company-wide)

Monetary Penalty	% of Compliance Target Incentive
$0 - $75,000	100%

$75,001 — $150,000	50%

Over $150,000	0%

EXHIBIT B

BENEFICIARY DESIGNATION

I hereby designate the following person or persons as Beneficiary to receive any management incentive payments due under the attached US Ecology, Inc. 2012 Management Incentive Plan, effective January 1, 2012, in the event of my death, reserving the full right to revoke or modify this designation, or any modification thereof, at any time by a further written designation:

Primary Beneficiary

Name of Individual	Relationship to me	Birth Date (if minor)

Address

Name of Trust	Date of Trust

Provided, however, that if such Primary Beneficiary shall not survive me by at least sixty (60) days, the following shall be the Beneficiary:

Contingent Beneficiary

Name of Individual	Relationship to me	Birth Date (if minor)

Address

Name of Trust	Date of Trust

This Beneficiary Designation shall not affect any other beneficiary designation form that I may have on file with US Ecology, Inc. regarding benefits other than that referred to above.

Date

Name

Signature